CONTRACT DATA

Contract Number:          [9920-SAMPLE]    Contract Date:    [November 1, 2002]
Initial Purchase Payment: [$25,000]        Retirement Date:  [November 1, 2042]
Annuitant:                [John Doe]       Contract Type:    [Non-Qualified]
Contract Owner:           [John Doe]

Upon issuance of this contract your initial purchase payment has been applied to the One Year Fixed Account, Guarantee Period Account(s) and variable subaccounts as shown below. You may make additional payments and change the purchase payment allocation as provided in this contract. Refer to the purchase payments provision on Page 9.

Allocation                                             Purchase   Allocation                                               Purchase
                                                        Payment                                                             Payment
                                                      Allocation                                                          Allocation
                                                      Percentage                                                          Percentage
AEL One-Year Fixed Account                               [___%    [Fidelity VIP Balanced Portfolio (Service Class)          [___%
[2 Year Guarantee Period Account                          ___%    Fidelity VIP Contrafund(R) Portfolio (Service Class)       ___%
3 Year Guarantee Period Account                           ___%    MFS(R) Investors Trust Series - Service Class ___%
4 Year Guarantee Period Account                           ___%    Putnam VT Growth and Income Fund - Class IB Shares         ___%
5 Year Guarantee Period Account                           ___%    Evergreen VA Masters Fund                                  ___%
6 Year Guarantee Period Account                           ___%    Fidelity VIP Mid Cap Portfolio (Service Class)             ___%
7 Year Guarantee Period Account                           ___%    FTVIP Mutual Shares Securities Fund - Class 2              ___%
8 Year Guarantee Period Account                           ___%    Putnam VT Vista Fund - Class IB Shares                     ___%
9 Year Guarantee Period Account                           ___%    AXP(R) VP - Small Cap Advantage Fund                       ___%
10 Year Guarantee Period Account                          ___%    Evergreen VA Small Cap Value Fund                          ___%
AXP(R) VP - Cash Management Fund                          ___%    FTVIP Franklin Small Cap Fund - Class 2                    ___%
AXP(R) VP - Federal Income Fund                           ___%    MFS(R) New Discovery Series - Service Class                ___%
Evergreen VA Strategic Income Fund                        ___%    FTVIP Templeton Developing Markets Securities Fund -       ___%
                                                                  Class 2
Fidelity VIP Growth & Income Portfolio (Service Class)    ___%    FTVIP Templeton Foreign Securities Fund - Class 2          ___%
AIM V.I. Capital Appreciation Fund - Series I             ___%    Putnam VT International Growth Fund - Class IB Shares      ___%
AIM V.I. Dent Demographics Fund - Series I                ___%    Evergreen VA Global Leaders Fund                           ___%
AIM V.I. Premier Equity Fund - Series I                   ___%    Alliance VP Technology Portfolio (Class B)                 ___%
Alliance VP Growth and Income Portfolio (Class B)         ___%    AXP(R) VP - Managed Fund                                   ___%
Alliance VP Premier Growth Portfolio (Class B)            ___%    MFS(R) Total Return Series - Service Class]                ___%]
AXP(R) VP - New Dimensions Fund(R)                        ___%
AXP(R) VP - S&P 500 Index Fund                            ___%
Evergreen VA Growth and Income Fund                       ___%
Evergreen VA Omega Fund]                                  ___%]

                            Purchase Payment Credits

Cumulative Net Purchase Payment Amount    Net Purchase Payment Credit Percentage
             [$0 - $99,999                                  [0%
             $100,000 +]                                    1%]

Purchase payment credits are not vested until [12 months ] after being credited in the case of a free look cancellation, a death claim payment or a full withdrawal not subject to withdrawal charges.

240343-EDP                                  Page 2A

Contract Number: [9920-SAMPLE]      Contract Date: [November 1, 2002]

[Maximum Anniversary Value Death Benefit Rider- Attached]

[5% Accumulation Death Benefit Rider - Attached]

[Enhanced Protection Death Benefit Rider - Attached]

[Enhanced Death Benefit Rider - Attached]

[Performance Credit Rider - Attached                    [Annual Charge of 0.15%]

"Subaccount Limitation under the Performance Credit Rider: We reserve the right to limit the total amount in the fixed accounts (and the [ AXP Variable Portfolio - Cash Management Fund]) to (10%) of the contract value." ]

[Guaranteed Minimum Income Benefit Rider                [Annual Charge of 0.30%]

(Maximum Anniversary Value Benefit Base) - Attached "Subaccount Limitation under the Guaranteed Minimum Income Benefit Rider: We reserve the right to limit the total amount in the fixed accounts (and the [AXP Variable Portfolio - Cash Management Fund]) to (10%) of the total amount in the subaccounts." ]

[ Guaranteed Minimum Income Benefit Rider               [Annual Charge of 0.30%]

(5% Accumulation Benefit Base) - Attached "Subaccount Limitation under the Guaranteed Minimum Income Benefit Rider: We reserve the right to limit the total amount in the fixed accounts (and the [AXP Variable Portfolio - Cash Management Fund] ) to (10%) of the total amount in the subaccounts." ]

[Guaranteed Minimum Income Benefit Rider                [Annual Charge of 0.30%]

(Enhanced Protection Benefit Base) - Attached "Subaccount Limitation under the Guaranteed Minimum Income Benefit Rider: We reserve the right to limit the total amount in the fixed accounts (and the [AXP Variable Portfolio - Cash Management Fund]) to (10%) of the total amount in the subaccounts." ]

[Guaranteed Minimum Income Benefit Rider                [Annual Charge of 0.45%]

(6% Accumulation Benefit Base) - Attached "Subaccount Limitation under the Guaranteed Minimum Income Benefit Rider: We reserve the right to limit the total amount in the fixed accounts (and the [AXP Variable Portfolio - Cash Management Fund]) to (10%) of the total amount in the subaccounts." ]

[Benefit Protector Death Benefit Rider Attached         [Annual Charge of 0.25%]

         Rider Benefit Percentage                    [ 40%]
         Maximum Earnings at Death Percentage        [250%]]

[Benefit Protector Plus Death Benefit Rider Attached    [Annual Charge of 0.40%]

         Rider Benefit Percentage                    [ 40%]
         Maximum Earnings at Death Percentage        [ 250%]
         Purchase Payment Percentage Schedule
           Death Occurring in Contract Years       Percentage
                  1 - 2                              [ 0%]
                  3 - 4                              [10%]
                  5 and later                        [20%]]

240343-EDP                                           Page 2B

Contract Number: [9920-SAMPLE]      Contract Date: [November 1, 2002]

Withdrawal Charge: If you withdraw all or a portion of this contract, a withdrawal charge may apply. A withdrawal charge applies if all or part of the contract value withdrawn is from payments received during the [seven years] before withdrawal.

    Years From Purchase Payment Receipt               Withdrawal Charge
              [1                           8.0% of purchase payment withdrawn
               2                           8.0% of purchase payment withdrawn
               3                           7.0% of purchase payment withdrawn
               4                           7.0% of purchase payment withdrawn
               5                           6.0% of purchase payment withdrawn
               6                           5.0% of purchase payment withdrawn
               7                           3.0% of purchase payment withdrawn
               8 +                         0.0% of purchase payment withdrawn]
                           or
              [1                           8.0% of purchase payment withdrawn
               2                           7.0% of purchase payment withdrawn
               3                           6.0% of purchase payment withdrawn
               4                           4.0% of purchase payment withdrawn
               5                           2.0% of purchase payment withdrawn
               6 +                         0.0% of purchase payment withdrawn]

You may withdraw the greater of 10 percent of your prior contract anniversary contract value or contract earnings each contract year without incurring a withdrawal charge. Refer to the withdrawal charge provision on Page 14 for additional withdrawal charge information.

Annual Mortality and Expense Risk Charge: [0.85% - 1.70% of the daily net asset value] See Page 13. Annual Variable Account

Administrative Charge: [0.15% of the daily net asset value]   See Page 13.

Contract Administrative Charge: [$40], waived at contract values of [$50,000] or more

The Maximum Total Purchase Payment: [$1,000,000]

The Minimum Additional Purchase Payment: [$100]

The Minimum Investment in any Guarantee Period Account: [$1,000]

The Guaranteed Minimum Effective Interest Rate to be credited to the AEL One Year Fixed Account and Guarantee Period Account(s) is 3%.

Market Value Adjustment
All payments and values based on the Guarantee Period Account(s) are subject to a Market Value Adjustment formula, the operation of which may result in upward and downward adjustments in amounts payable. See Page 14.

240343-EDP                                    Page 2C